Exhibit 99.2

PodcastOne (Nasdaq: PODC) to Announce Its Fiscal Year 2026 Financial Results

To Host Investor Webcast on Wednesday, June 24, 2026, at 12:30 pm Eastern Time (9:30 am Pacific Time)

LOS ANGELES, June 17, 2026 -- PodcastOne (Nasdaq: PODC), a leading publisher and podcast sale network plans to announce its operating and financial results for the fiscal year ended March 31, 2026 (“Fiscal Year 2026”) and host an investor webcast to discuss the results and provide a business update on Wednesday, June 24, 2026 at 12:30 pm Eastern Time (9:30 am Pacific Time).

To access the call, please use the following information:

Date:	Wednesday, June 24, 2026

Time:	12:30 pm ET (9:30 am PT)

Webcast Link:	https://events.q4inc.com/attendee/795843010

Dial-in:	(833) 461-5787 (US Toll Free)

International Dial-in:	+44 808 196 8935 (UK Toll Free)

Conference ID Code:	795 843 010

About PodcastOne

PodcastOne (Nasdaq: PODC) is a leading podcast platform that provides creators and advertisers with a comprehensive 360-degree solution in sales, marketing, public relations, production, and distribution. PodcastOne has surpassed 3.9 billion total downloads with a community of 200 top podcasters, including Adam Carolla, Kaitlyn Bristowe, Jordan Harbinger, LadyGang, A&E’s Cold Case Files, and Varnamtown. PodcastOne has built a distribution network reaching over 1 billion monthly impressions across all channels, including YouTube, Spotify, Apple Podcasts, and iHeartRadio. PodcastOne is also the parent company of PodcastOne Pro which offers fully customizable production packages for brands, professionals, or hobbyists. For more information, visit www.podcastone.com and follow us on Facebook, Instagram, YouTube, and X at @podcastone.

Forward-Looking Statements

All statements other than statements of historical facts contained in this press release are “forward-looking statements,” which may often, but not always, be identified by the use of such words as “may,” “might,” “will,” “will likely result,” “would,” “should,” “estimate,” “plan,” “project,” “forecast,” “intend,” “expect,” “anticipate,” “believe,” “seek,” “continue,” “target” or the negative of such terms or other similar expressions. These statements involve known and unknown risks, uncertainties and other factors, which may cause actual results, performance or achievements to differ materially from those expressed or implied by such statements, including: LiveOne’s reliance on its largest OEM customer for a substantial percentage of its revenue; LiveOne’s and PodcastOne’s ability to consummate any proposed financing, acquisition, merger, distribution or other transaction, the timing of the consummation of any such proposed event, including the risks that a condition to the consummation of any such event would not be satisfied within the expected timeframe or at all, or that the consummation of any proposed financing, acquisition, merger, special dividend, distribution or transaction will not occur or whether any such event will enhance shareholder value; PodcastOne’s ability to continue as a going concern; PodcastOne’s ability to attract, maintain and increase the number of its listeners; PodcastOne identifying, acquiring, securing and developing content; LiveOne’s intent to repurchase shares of its and/or PodcastOne’s common stock from time to time under LiveOne’s stock repurchase program and the timing, price, and quantity of repurchases, if any, under the program; LiveOne’s ability to maintain compliance with certain financial and other covenants; PodcastOne successfully implementing its growth strategy, including relating to its technology platforms and applications; management’s relationships with industry stakeholders; LiveOne’s ability to repay its indebtedness when due; LiveOne’s ability to satisfy the conditions for closing on its announced additional convertible debentures financing; LiveOne’s ability to implement its digital assets treasury strategy and/or purchase digital assets from time to time pursuant to such strategy, including for up to the maximum announced amount, and other risks related to such strategy; uncertain and unfavorable outcomes in legal proceedings and/or PodcastOne’s and/or LiveOne’s ability to pay any amounts due in connection with any such legal proceedings; changes in economic conditions; competition; risks and uncertainties applicable to the businesses of PodcastOne, LiveOne and/or LiveOne’s other subsidiaries; and other risks, uncertainties and factors including, but not limited to, those described in PodcastOne’s Annual Report on Form 10-K for the fiscal year ended March 31, 2025, filed with the U.S. Securities and Exchange Commission (the “SEC”) on July 2, 2025, PodcastOne’s Quarterly Report on Form 10-Q for the fiscal quarter ended December 31, 2025, filed with the SEC on February 13, 2026, and in PodcastOne’s other filings and submissions with the SEC. These forward-looking statements speak only as of the date hereof, and PodcastOne disclaims any obligation to update these statements, except as may be required by law. PodcastOne intends that all forward-looking statements be subject to the safe-harbor provisions of the Private Securities Litigation Reform Act of 1995.

PodcastOne Press Contact:

press@podcastone.com